Exhibit 10.16
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
AMENDMENT NO. 1 TO LICENSE AND COLLABORATION AGREEMENT
     Reference is made to that certain License and Collaboration Agreement (“Agreement”) dated June 30, 2004 by and between Migenix, Inc., formerly known as Micrologix Biotech Inc. (“Migenix”) and Cadence Pharmaceuticals, Inc., formerly known as Strata Pharmaceuticals, Inc. (“Cadence”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.
     Whereas, the parties desire to amend the Agreement as of October 6, 2006 (the “Amendment Effective Date”) in accordance with the terms of this Amendment No. 1 (this “Amendment”).
     Now Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto, intending to be legally bound, agree as follows:
1.	Section 1.13 of the Agreement is hereby amended and replaced in its entirety as follows:

“Compound” means the compound C90H127N27O12: L-Isoleucyl-L-leucyl-L-arginyl-L-trypto-phyl-L-prolyl-L-tryptophyl-L-tryptophyl-L-prolyl-L-tr ypto-phyl-L-arginyl-L-arginyl-L-lysinamide, sometimes called omiganan, and any pharmaceutically acceptable salt, solvate, or hydrate thereof.

2.	A new definition is hereby added as Section 1.13.1 as follows:

"New Compound” means any Compound other than the Original Compound.

3.	Section 1.46 is hereby amended and replaced in its entirety as follows:

“Micrologix Know-How” means any and all Know-How related to the Compound or the Product, including research and development and clinical studies hereunder and other obligations of Micrologix hereunder, and which is under the Control of Micrologix as of the Amendment Effective Date and any and all Improvements thereto, which is not covered by the Micrologix Patent Rights, but is necessary or useful to the use, development, manufacture, marketing, promotion, distribution, sale and/or commercialization of the Product in the Territory for use in the Field.

4.	Section 1.47 is hereby amended and replaced in its entirety as follows:

“Micrologix Patent Rights” or “Micrologix Patent” means any and all Patent Rights that claim Micrologix’s proprietary technology for the Product or the Compound which is under the Control of Micrologix as of the Amendment Effective Date and any and all Patent Rights covering Improvements thereto, which are necessary or useful to the use, development, manufacture, marketing, promotion, distribution, sale and/or commercialization of the Product in the Territory for use in the Field. The Micrologix Patent Rights as of the Amendment Effective Date are set forth on Exhibit “B”. Any Micrologix Patent Rights issued after the Amendment Effective Date shall be added to Exhibit“B”.

5.	A new definition is hereby added as Section 1.52.1 as follows:

"Original Compound” means omiganan pentahydrochloride as same is in clinical development by Strata as of the Amendment Effective Date.

6.	A new Section 3.4(c) is hereby added to the Agreement:

(c) to the extent of its legal right to do so, Strata shall, at Micrologix’s request, grant Micrologix a worldwide, exclusive, royalty-free, license under any Strata Work Product which relates to: (1) any New Compound; and (2) any Product resulting from any New Compound; in each case, to the extent necessary or useful to use, market, advertise, promote, distribute, offer for sale, sell, make, manufacture, have manufactured, export and import, and develop Products based on any New Compound (but not the Original Compound) with the right to sublicense and assign the foregoing:
(i) during the Royalty Term, outside the Territory and inside the Territory but outside the Field; and
(ii) after the Royalty Term, outside the Territory and inside the Territory both inside and outside the Field.
7.	Section 13.5(b)(vi) is hereby amended and replaced in its entirety as follows:

(vi) to the extent of its legal right to do so, Strata shall, at Micrologix’s request, grant Micrologix a worldwide, exclusive, royalty-bearing, license under any Strata Work Product which relates to any Product resulting from the Original Compound to the extent necessary or useful to use, market, advertise, promote, distribute, offer for sale, sell, make, manufacture, have manufactured, export and import, and develop Products with the right to sublicense and assign the foregoing, in consideration of such reasonable royalties on net sales by Micrologix or Product to be negotiated in good faith between Micrologix and Strata at such time, and if the Parties cannot agree on such license and royalties, either Party may refer the matter to arbitration pursuant to Article 14. Nothing in this Section shall cause a royalty to be payable in respect of rights obtained by Micrologix pursuant to Section 5.3 or Section 6.2.

8.	A new Section 3.4(d) is hereby added to the Agreement:

To the extent of its legal right to do so, Strata shall, upon Micrologix’s request and at Micrologix’s expense, transfer to or make available to Micrologix the then most-current version of all relevant Strata Work Product in Strata’s possession or control necessary or useful to enable Micrologix’s reasonably capable personnel to understand such Strata Work Product as reasonably necessary to exploit the license granted to Micrologix in Section 3.4(c) and the termination provisions of this Agreement, provided that this Section 3.4(d) shall in no way create any obligation on Strata to document, summarize, translate, keep records of or otherwise reduce to tangible form, any Strata Work Product.

9.	Cadence will make good faith efforts not to take any action to restrict its ability to: grant the licenses contained in this Amendment, or transfer or make available the Strata Work Product contemplated by this Amendment.

10.	Migenix’s share of manufacturing development costs referred to in Section 4.7(k) and Section 5.3(f) shall apply only in respect of manufacturing development costs arising in respect of the Original Compound, and not in respect of any other Compound.

11.	Exhibit B of the Agreement is hereby amended to add the following:

Country	Application or Patent No.
USA	[***]
USA	[***]
Europe	[***]
Canada	[***]
12.	Subject to the following sentence, Cadence shall indemnify, defend and hold harmless Migenix and its Indemnitees from and against any Loss which would not have arisen under the Agreement without this Amendment. Each party shall indemnify, defend and hold harmless the other party and its Indemnitees from and against any Loss arising from the indemnifying party’s exploitation of any Compound, Products or Strata Work Product which would not have arisen under the Agreement without this Amendment.

13.	EXCEPT AS MAY OTHERWISE BE SET FORTH IN THE AGREEMENT WITH RESPECT TO THE ORIGINAL COMPOUND, NOTHING IN THIS AMENDMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY MIGENIX TO CADENCE THAT THE SUBJECT MATTER OF THE LICENSES FROM MIGENIX TO CADENCE CONTAINED IN THIS AMENDMENT ARE NOT INFRINGED BY ANY THIRD PARTY OR THE PRACTICE OF SUCH RIGHTS DOES NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

14.	NOTHING IN THIS AMENDMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY CADENCE TO MIGENIX THAT THE SUBJECT MATTER OF THE LICENSES FROM CADENCE TO MIGENIX CONTAINED IN THIS AMENDMENT ARE NOT INFRINGED BY ANY THIRD PARTY OR THE PRACTICE OF SUCH RIGHTS DOES NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

15.	EXCEPT AS MAY BE OTHERWISE SET FORTH IN THE AGREEMENT WITH RESPECT TO THE ORIGINAL COMPOUND, NEITHER PARTY MAKES ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AMENDMENT.

16.	EXCEPT AS MAY BE OTHERWISE SET FORTH IN THE AGREEMENT WITH RESPECT TO THE ORIGINAL COMPOUND, NEITHER PARTY MAKES ANY OTHER WARRANTIES HEREUNDER, EXPRESS OR IMPLIED, INCLUDING WARRANTIES

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONCERNING THE SUCCESS OF THE DEVELOPMENT PROGRAM, THE SUCCESS OF THE MARKETING OR COMMERCIALIZATION OF THE PRODUCT OR THE COMMERCIAL UTILITY OF THE PRODUCT.

17.	Cadence hereby agrees to pay all reasonable and documented out-of-pocket legal fees and disbursements (e.g. faxes) incurred by Migenix in connection with the preparation, execution and delivery of this Amendment and the diligence activities contemplated in support of same.

18.	Except for the matters set forth in this Amendment, all other terms of the Agreement shall remain unchanged and in full force and effect.

19.	This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, except that no conflict of laws provision shall be applied to make the laws of any other jurisdiction applicable to this Agreement.

20.	This Amendment along with the Agreement (including the Exhibits attached thereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.
In Witness Whereof, the parties hereto have duly executed this Amendment as of the Amendment Effective Date.

Migenix, Inc.		Cadence Pharmaceuticals, Inc.

By:	/s/ Art Ayres	By:	/s/ Theodore R. Schroeder

Name: Art Ayres		Name: Theodore R. Schroeder
Title: Senior Vice-President Finance & CFO		Title: President and Chief Executive Officer